As filed with the Securities and Exchange Commission on June 23, 2005

Registration No. 333-126070

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

GEAC COMPUTER CORPORATION LIMITED

(Exact Name of Registrant as Specified in Its Charter)

CANADA	98-0405151
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

11 Allstate Parkway

Suite 300, Markham

Ontario L34 9T8

Canada

(Address of Principal Executive Offices) (Zip Code)

Geac Computer Corporation Limited Restricted Share Unit Plan

(Full Title of the Plan)

Jeffrey M. Snider

Senior Vice President and General Counsel

Geac Computer Corporation Limited

120 Turnpike Road, 2nd Floor

Southborough, MA 01772-2104

(Name and Address of Agent For Service)

(508) 871-5000

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Mark T. Bettencourt, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts  02109

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed solely to correct a typographical error in Exhibit 23.1 to the Registration Satement on Form S-8 (Registration Number 333-126070) filed with the Securities and Exchange Commission on June 23, 2005 (the “Registration Statement”).  Except for the correction of Exhibit 23.1, this Post-Effective Amendment No. 1 does not, and does not purport to, amend the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

23.1         Consent of PricewaterhouseCoopers LLP, Independent Accountants (filed herewith).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Southborough, MA on the 23rd day of June, 2005.

GEAC COMPUTER CORPORATION LIMITED

By:	/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

President and Chief Executive Officer, Director
*	(principal executive officer)	June 23, 2005
Charles S. Jones

Chief Financial Officer (principal financial officer
*	and principal accounting officer)	June 23, 2005
Donna de Winter

*	Chairman of the Board of Directors	June 23, 2005
C. Kent Jespersen

*	Director	June 23, 2005
Thomas I.A. Allen, Q.C.

*	Director	June 23, 2005
David Friend

*	Director	June 23, 2005
Pierre MacDonald

*	Director	June 23, 2005
Michael D. Marvin

	*	Director	June 23, 2005
William G. Nelson

	*	Director	June 23, 2005
Robert L. Sillcox

	/s/ Jeffrey M. Snider	Authorized Representative in the United	June 23, 2005
	Jeffrey M. Snider	States

* By:	/s/ Jeffrey M. Snider
Jeffrey M. Snider, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants (filed herewith).